Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports First Quarter 2020 Operating Results and
Provides Update on COVID-19

Indianapolis, Indiana, May 6, 2020 - Kite Realty Group Trust (NYSE:KRG) reported today its operating results for the first quarter ended March 31, 2020.
“During the ongoing COVID-19 pandemic, our priorities continue to be the safety of our employees, tenants, and shoppers as we assist our essential retailers in providing services and items to our communities,” said John A. Kite, Chairman and CEO. “We have a crisis-tested team, and I am very proud of how our people have adapted and stepped up to the challenge of helping our retailers find creative ways to continue serving the public in a safe manner. As individual states start to relax restrictions, we look forward to using the lessons we have learned over the last several weeks to continue supporting our tenants and working together during re-openings.”

First Quarter Financial Results

▪	Realized net loss attributable to common shareholders of $0.1 million, or $0.00 per common share, compared to net income of $5.7 million, or $0.07 per common share, for the same period in 2019.

▪	Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $30.7 million, or $0.36 per diluted common share.

▪	FFO per share was negatively impacted by ($0.04) per diluted common share due to a non-cash straight-line rental revenue charge related to the impact of COVID-19.

▪	Increased Same-Property Net Operating Income (NOI) by 0.9%.

▪	Same-Property NOI was negatively impacted by 40 basis points due to an acceleration of bad debt related to the impact of COVID-19.

First Quarter Portfolio Operations

▪	Executed 42 new and renewal leases representing 256,113 square feet.

▪	GAAP leasing spreads of 34.6% (11.5% cash basis) on 11 comparable new leases, 16.3% (8.9% cash basis) on 21 comparable renewals, and 25.5% (10.2% cash basis) on a blended basis.

▪	Annualized base rent (ABR) for the operating retail portfolio was $18.01, a 5% increase year-over-year.

▪	Retail leased percentage was 94.5%, a decrease of 50 basis points year-over-year.

▪	Declines in leased percentages were primarily driven by previously disclosed closures including Earth Fare and Dress Barn.

First Quarter Transactional Activity

▪	Sold two outparcels for total gross proceeds of $4.1 million.

First Quarter Capital Markets Activity

▪	Borrowed $300 million from our $600 million revolving credit facility.

Balance Sheet Overview

▪	As of March 31, 2020, KRG’s net-debt-to-EBITDA was 6.4x.

▪	Excluding a non-cash straight-line rent reserve of approximately $2.9 million related to COVID-19 net-debt-to-EBITDA would have been 6.0x.

▪	No debt maturities until 2022.

▪	Only $3.5 million of redevelopment capital commitments remaining in 2020.

COVID-19 Update (as of April 30, 2020)

▪	Approximately 51% of tenants (based on ABR) were open and operating for business in some capacity during the month of April.

▪	Approximately 67% of total April 2020 base rent and recoveries collected.

▪
KRG launched the KRG Small Business Loan program. The initiative, exclusively for KRG tenants, is designed to provide up to a total of $5 million in expedited, low-interest loans to select KRG small-business tenants to help navigate the current environment.

▪
Through our Kite Cares initiative, KRG has partnered with grocery and restaurant tenants to deliver food to local hospitals, at-risk citizens, and first responders in quarantine. KRG has also contributed support to furloughed restaurant and hospitality workers and recently helped launch a multi-organization hunger drive.

▪	Please see KRG’s first quarter investor presentation for further details.

2020 Earnings Guidance
Given the ongoing uncertainty surrounding the impacts COVID-19 will have on the economy and our tenants, the Company withdrew previously provided 2020 guidance on March 27, 2020. The Company’s guidance remains withdrawn.

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Thursday, May 7, 2020, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 3461866). In addition, a webcast replay link will be available on the corporate website.
About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.
Currently, one of the most significant factors that could cause actual outcomes to differ materially from the forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, result of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused many of the Company’s tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their obligations, and therefore will significantly impact the Company for the foreseeable future. The extent to which the COVID-19 pandemic impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measure, and possible short-term and long-term effects of the pandemic on consumer behavior, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.
Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant insolvency and bankruptcy; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the actual and perceived impact of e-commerce on the value of shopping center assets; risks related to the geographical concentration of the Company’s properties in Florida, Indiana, Texas, Nevada and North Carolina; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and sever weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires that may result in underinsured or uninsured losses; changes in laws and government regulations; governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	March 31, 2020	December 31, 2019
Assets:
Investment properties, at cost	$3,091,565	$3,087,391
Less: accumulated depreciation	(687,592)	(666,952)
	2,403,973	2,420,439

Cash and cash equivalents	343,893	31,336
Tenant and other receivables, including accrued straight-line rent of $25,487 and $27,256, respectively	49,850	55,286
Restricted cash and escrow deposits	21,739	21,477
Deferred costs and intangibles, net	69,520	73,157
Prepaid and other assets	36,345	34,548
Investments in unconsolidated subsidiaries	12,085	12,644
Total Assets	$2,937,405	$2,648,887
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,446,488	$1,146,580
Accounts payable and accrued expenses	109,352	69,817
Deferred revenue and other liabilities	83,292	90,180
Total Liabilities	1,639,132	1,306,577
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	44,744	52,574
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 84,114,704 and 83,963,369 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	841	840
Additional paid in capital	2,081,480	2,074,436
Accumulated other comprehensive loss	(32,450)	(16,283)
Accumulated deficit	(797,040)	(769,955)
Total Kite Realty Group Trust Shareholders’ Equity	1,252,831	1,289,038
Noncontrolling Interests	698	698
Total Equity	1,253,529	1,289,736
Total Liabilities and Shareholders' Equity	$2,937,405	$2,648,887

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three Months Ended March 31, 2020 and 2019
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2020	2019
Revenue:
Rental income	$65,527	$82,358
Other property related revenue	4,281	1,055
Fee income	104	102
Total revenue	69,912	83,515
Expenses:
Property operating	10,801	11,431
Real estate taxes	8,934	10,206
General, administrative, and other	6,926	6,777
Depreciation and amortization	31,468	34,635
Impairment charges	—	4,077
Total expenses	58,129	67,126
Gain on sale of operating properties, net	1,043	6,587
Operating income	12,826	22,976
Interest expense	(12,293)	(16,459)
Income tax benefit of taxable REIT subsidiary	104	82
Equity in loss of unconsolidated subsidiaries	(403)	(427)
Other expense, net	(104)	(184)
Net income	130	5,988
Net income attributable to noncontrolling interests	(204)	(273)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(74)	$5,715

Net income per common share - basic and diluted	$0.00	$0.07

Weighted average common shares outstanding - basic	84,023,090	83,843,681
Weighted average common shares outstanding - diluted	84,023,090	84,034,997
Cash dividends declared per common share	$0.3175	$0.3175

Kite Realty Group Trust
Funds From Operations
For the Three Months Ended March 31, 2020 and 2019
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2020	2019
Funds From Operations
Consolidated net income	$130	$5,988
Less: net income attributable to noncontrolling interests in properties	(132)	(132)
Less: Gain on sales of operating properties	(1,043)	(6,587)
Add: impairment charges	—	4,077
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	31,788	34,896
FFO of the Operating Partnership[1]	30,743	38,242
Less: Limited Partners' interests in FFO	(769)	(918)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$29,974	$37,324
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.36	$0.45
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.36	$0.44

Weighted average common shares outstanding - basic	84,023,090	83,843,681
Weighted average common shares outstanding - diluted	84,175,520	84,034,097
Weighted average common shares and units outstanding - basic	86,200,410	85,912,080
Weighted average common shares and units outstanding - diluted	86,352,840	86,102,496

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income	$—	$0.07
Less: net income attributable to noncontrolling interests in properties	—	—
Less: Gain on sales of operating properties	(0.01)	(0.08)
Add: impairment charges	—	0.04
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.37	0.41
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1]	$0.36	$0.44

1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. For informational purposes, we have also provided FFO adjusted for loss on debt extinguishment.

From time to time, the Company may report or provide guidance with respect to “NAREIT FFO as adjusted” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, the impact on earnings from executive separation, and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three Months Ended March 31, 2020 and 2019
(Unaudited)

($ in thousands)
	Three Months Ended March 31,
	2020	2019	% Change
Number of properties for the quarter[1]	82	82

Leased percentage at period end	94.4%	95.6%
Economic Occupancy percentage[2]	93.9%	92.1%

Minimum rent	$50,522	$49,437
Tenant recoveries	15,385	14,814
Bad debt	(647)	(437)
Other income	208	289
	65,468	64,103

Property operating expenses	(8,921)	(8,231)
Real estate taxes	(8,700)	(8,473)
	(17,621)	(16,704)
Same Property NOI[3]	$47,847	$47,399	0.9%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$47,847	$47,399
Net operating income - non-same activity[4]	2,374	14,479
Other expense, net	(447)	(529)
General, administrative and other	(6,926)	(6,777)
Impairment charges	—	(4,077)
Depreciation and amortization expense	(31,468)	(34,635)
Interest expense	(12,293)	(16,459)
Gain on sales of operating properties	1,043	6,587
Net income attributable to noncontrolling interests	(204)	(273)
Net (loss) income attributable to common shareholders	$(74)	$5,715

1	Same Property NOI excludes (i) The Corner, Courthouse Shadows, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) the recently acquired Nora Plaza, and (iii) office properties.
2
Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.

3
Same Property NOI excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles, fee income and significant prior period expense recoveries and adjustments, if any.

4	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When a lease is terminated in consideration for settlement, Same Property NOI will include the monthly rent until the earlier of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company a) begins recapturing space from tenants or b) the contemplated plan significantly impacts the operations of the property. For the quarter ended March 31, 2020, the Company excluded four redevelopment properties from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded one recently acquired property from the same property pool.

Kite Realty Group Trust
Earnings Before Interest, Tax, Depreciation, and Amortization
For the Three Months Ended March 31, 2020
(Unaudited)

($ in thousands)
Three Months Ended March 31, 2020
Consolidated net income	$130
Adjustments to net income:
Depreciation and amortization	31,468
Interest expense	12,293
Income tax benefit of taxable REIT subsidiary	(104)
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	43,787
Adjustments to EBITDA:
Unconsolidated EBITDA	353
Gain on sales of operating properties	(1,043)
Other income and expense, net	507
Noncontrolling interest	(132)
Adjusted EBITDA	43,472

Annualized Adjusted EBITDA[1]	173,886

Company Share of Net Debt:
Mortgage and other indebtedness	$1,446,488
Plus: Company Share of Unconsolidated Joint Venture Debt	22,148
Plus: Net debt premiums and issuance costs, net	6,265
Less: Partner share of consolidated joint venture debt[2]	(1,117)
Less: Cash, cash equivalents, and restricted cash	(366,224)
Company Share of Net Debt	$1,107,560
Net Debt to Adjusted EBITDA [3]	6.4x

1	Represents Adjusted EBITDA for the three months ended March 31, 2020 (as shown in the table above) multiplied by four.
2
Partner share of consolidated joint venture debt is calculated based upon the partner's pro-rata ownership of the joint venture, multiplied by the related secured debt balance. In all cases, this debt is the responsibility of the consolidated joint venture.

The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) other income and expense, (iv) noncontrolling interest EBITDA and (v) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results.